Exhibit 5.1

June 5, 2025

Inno Holdings Inc.

RM1, 5/F, No. 43 Hung To Road, Kwun Tong,

Kowloon, Hong Kong 999077

Re:	Offering of Shares

Ladies and Gentlemen:

We have acted as counsel to Inno Holdings Inc., a Texas corporation (the “Company”), in connection with the offering (“Offering”) by the Company of an aggregate of 1,058,000 (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”).

The Shares were sold by the Company pursuant to a prospectus supplement dated June 4, 2025 (the “Prospectus Supplement”) and the accompanying base prospectus, dated December 26, 2024 (together with the Prospectus Supplement, the “Prospectus”), that form part of the Company’s registration statement on Form S-3 (File No. 333-284054) filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2024 (the “Registration Statement”), and declared effective on January 10, 2025, in accordance with the terms of that certain Securities Purchase Agreement dated June 2, 2025, by and between the Company and the purchasers listed on the signature page thereto (the “Securities Purchase Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with this opinion letter, we have examined the following documents: (i) the Registration Statement; (ii) the Prospectus; (iii) the Securities Purchase Agreement; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also examined such questions of law as we considered necessary.

 In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon, subject to, and limited by the foregoing, we are of the opinion that as of the date hereof, following the issuance of the Shares against payment in full of the consideration payable by the purchasers pursuant to the terms of the Securities Purchase Agreement, the Shares will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction (including the statutory provisions and all applicable judicial decisions interpreting those laws) other than the State of Texas and the federal laws of the United States of America.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW